Exhibit 24

                              CONFIRMING STATEMENT

     This Statement confirms that the undersigned, William D. O'Hagan, has authorized and designated Gary Wilkerson (with full power of substitution) to execute and file any Statements of Changes of Beneficial Ownership of Securities on Form 4 (together with any Statements on Form 5) on the undersigned's behalf (including any amendments thereto) that the undersigned is required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Mueller Industries, Inc. The authority of such persons under this Statement shall continue until December 31, 2006, unless earlier revoked in writing. The undersigned expressly acknowledges that none of the above persons is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

Dated as of:  January 30, 2006

                                                 /s/ William D. O'Hagan
                                                 -------------------------------
                                                     William D. O'Hagan